As filed with the Securities and Exchange Commission on July 9, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TerreStar Corporation
(Exact name of registrant as specified in its charter)

Delaware	93-0976127
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
12010 Sunset Hills Road, 9th Floor Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

2006 TerreStar Corporation Equity Incentive Plan, as Amended
(Full Title of the Plan)

Jeffrey W. Epstein
President
TerreStar Corporation
12010 Sunset Hills Road, 9th Floor
Reston Virginia  20190
(703) 483-7800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ted Gilman
Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
(512) 320-9200

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	$2.48(2)	$2,480,000	$97.47
(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the registrant’s common stock that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding shares.

(2)
Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low selling price per share of the common stock on July 7, 2008, as reported by The Nasdaq Global Market.

PART  I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Company incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1)
The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), as filed by the Company with the Commission on March 31, 2008;  Amendment No. 1 to the 2007 10-K, as filed by the Company with the Commission on April 29, 2008; Amendment No. 2 to the 2007 10-K, as filed by the Company with the Commission on May 7, 2008; and Amendment No. 3 to the 2007 10-K, as filed by the Company with the Commission on May 12, 2008.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 as filed by the Company with the Commission on May 12, 2008.

(3)
The Company’s Current Reports on Form 8-K, as filed by the Company with the Commission on, January 4, 2008, January 22, 2008, February 5, 2008, February 7, 2008, February 8, 2008, February 12, 2008 February 21, 2008, April 1, 2008, April 18, 2008, April 22, 2008, April 24, 2008, May 21, 2008, June 11, 2008, June 30, 2008 and July 1, 2008, respectively.

(4)
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, dated June 14, 2007, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.    Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act..

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees).

The Company’s amended and restated certificate of incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.  Any repeal or modification of the provisions providing for such indemnification shall not adversely affect any right or protection, or any limitation of the liability of, a director of the Company existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

All of the Company’s directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description

+3.1
Restated Certificate of Incorporation of the Company (as restated effective May 1, 2002) (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

+3.2
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-126099), filed June 24, 2005).

+3.3
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-3 (File No. 333-136366), filed August 7, 2006).

+3.4
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed November 9, 2007 (the “Q3 2007 10-Q”)).

+3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 14, 2007).

+4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Q3 2007 10-Q).

*5	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24	Power of Attorney (set forth on the signature page of this Registration Statement).

+99.1	2006 TerreStar Corporation Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 (File No. 333-136845), filed August 23, 2006).

*99.2	Amendment No. 1 to 2006 TerreStar Corporation Equity Incentive Plan.

*99.3	Amendment No. 2 to 2006 TerreStar Corporation Equity Incentive Plan.

+ Incorporated by reference.
* Filed herewith.

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on July 9, 2008.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein, President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Jeffrey W. Epstein his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant in the capacities set forth below on the 9th day of July, 2008.

Name	Title

/s/ Jeffrey W. Epstein	President, General Counsel and Secretary
Jeffrey W. Epstein	(Principal Executive Officer)

/s/ Neil Hazard	Executive Vice President, Chief Financial Officer and Treasurer
Neil Hazard	(Principal Financial Officer)

/s/ David Andonian	Director
David Andonian

/s/ Eugene Davis	Director
Eugene Davis

/s/ William Freeman	Director
William Freeman

/s/ Jacques Leduc	Director
Jacques Leduc

/s/ David Meltzer	Director
David Meltzer

/s/ Dean Olmstead	Director
Dean Olmstead

/s/ David Rayner	Director
David Rayner

EXHIBIT INDEX

Exhibit Number	Description

+3.1
Restated Certificate of Incorporation of the Company (as restated effective May 1, 2002) (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

+3.2
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-126099), filed June 24, 2005).

+3.3
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-3 (File No. 333-136366), filed August 7, 2006).

+3.4
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed November 9, 2007 (the “Q3 2007 10-Q”)).

+3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated August 14, 2007).

+4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Q3 2007 10-Q).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

+99.1	2006 TerreStar Corporation Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 (File No. 333-136845), filed August 23, 2006).

*99.2	Amendment No. 1 to 2006 TerreStar Corporation Equity Incentive Plan.

*99.3	Amendment No. 2 to 2006 TerreStar Corporation Equity Incentive Plan.

+ Incorporated by reference.
* Filed herewith.